SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2003

Wachovia Asset Securitization, Inc.
(Issuer in respect of the Asset-Backed Certificates, Series 2003-HE1)
(Exact name of registrant as specified in its charter)

Delaware	333-97457	56-1967773

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wachovia Asset Securitization Inc., 301 Smith College Street, Suite D, Charlotte, NC	28288-5578

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 383-4634

(Former name or former address, if changed since last report.)

Item 5.    See the monthly statement to Bondholders attached as Exhibit 20.1 hereto reflecting the required information for the October 27, 2003 payment to the Asset-Backed Certificates, Series 2003-HE1

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

Item 601 (a) of Regulation.

S-K Exhibit Number.

20.1        Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE1 relating to the October 27, 2003 Payment Date.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of Asset-Backed Certificates, Series 2003-HE1 by the undersigned thereunto duly authorized.

Dated: October 28, 2003

	By:	Wachovia Asset Securitization, Inc., as Depositor

	By:	Wachovia Bank, National Association, as Attorney-in-fact

	By: Name: Title:	/s/ April Hughey April Hughey Vice President

EXHIBIT INDEX

20.1	Monthly statement to holders of Asset-Backed Certificates, Series 2003-HE1 relating to the October 27, 2003 Payment Date.